Exhibit 99.1

Ocean Power Technologies Announces Hiring of Jason Weed as Senior Vice President – Commercial Sales

MONROE TOWNSHIP, NJ, June 4, 2025 - Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative, cost-effective, low-carbon and artificial intelligence maritime services that enable safer and more productive ocean operations and related power, data, and service solutions, today announced the hiring of Jason Weed as Senior Vice President – Commercial Sales.

Mr. Weed is a strategic leader and retired U.S. Navy Captain with over 15 years of executive-level experience driving innovation and growth in maritime and technology-focused organizations, including most recently as Senior Business Developer and Capture Manager at Leidos’ Maritime Systems Division. During a distinguished 34-year Navy career, Jason held multiple command and senior operational leadership roles, including Commodore of the Navy’s first Uncrewed Undersea Vehicle Squadron (UUVRON ONE), Director of Maritime Operations for Commander Submarine Group TWO, and Commanding Officer of the USS New Hampshire (SSN 778). His leadership transformed operational capabilities, introduced cutting-edge AI/ML technologies, and advanced strategic planning across submarine and unmanned systems domains.

Philipp Stratmann, President and CEO of OPT, commented, “We are thrilled to welcome Jason Weed to the OPT senior management team. His exceptional defense leadership experience and deep understanding of advanced maritime operations will be invaluable as we expand our presence in the defense and security market. Jason’s insights and vision will help accelerate our strategic objectives in this critical sector.”

Mr. Weed succeeds Matt Burdyny, who recently chose to pursue a new opportunity outside the Company and OPT wishes him continued success.

As part of his hiring, the Company granted an inducement award to Mr. Weed under the Ocean Power Technologies, Inc. Employment Inducement Incentive Award Plan (the “Plan”). The Compensation Committee of the Company’s Board of Directors granted the inducement award pursuant to Section 711 of the NYSE American Company Guide, consisting of 500,000 restricted share units vesting equally over two years, and an additional 150,000 restricted stock units subject to performance based over two years. The award is subject to the same terms and conditions as the equity awards to other officers under the Company’s 2015 Omnibus Incentive Plan. This award was made as an inducement, material to obtain the employee’s acceptance of employment with the Company.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the potential continuing success with the delivery of customer products and services over extended timeframes, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com